Exhibit 99.01

[SCTN LETTERHEAD]



December 17, 2003


Dear SCTN Shareholders:

This letter is to update you on the Company's progress since my May letter, and to inform you of key developments shaping our future. After the Company's major downsizing and cost cutting measures over the last year and a half, the few of us that remained, specifically Bernard "Mac" McHale, Elaine Beavon, Debra Feraco and myself, have worked long and hard with limited resources and no paychecks, yet we have turned SCTN around from a fragile development stage company to a focused, lean, aggressive firm, ready to launch our patent-protected loyalty system on schedule by year end. We expect to earn significant revenues next year for the first time in Company history.

As most of you know, I resumed the position of Chief Executive Officer at the Board's request upon the completion of Hiram Willis' contract last August. Although the Board or Shareholders have given me the CEO position three times previously, until now I insisted that it be temporary, as my technical expertise as Chief Product Architect was required full-time until the completion of our next generation loyalty products, which we believe will be the foundation of SCTN's future recurring, sustainable revenues.

Regulatory Filings

We have completed the 2001 and 2002 financial statements and are nearing completion of the audit of our 2002 statements. The 2003 quarterly reports on Form 10-QSB have been prepared and submitted for final pre-filing review. With audit delays following an original audit completion date promised in June, combined with significant new regulatory requirements imposed by the Sarbanes-Oxley Act of 2002, additional time and expense have resulted in filing delays for which we deeply apologize. We expect that we will be able to announce shortly that the SEC filings have been submitted.

Administrative Cleanup

In the extensive administrative cleanup process that began in mid 2002, the Company has achieved significant progress on several fronts. We have taken steps to protect the patents and software products from numerous creditors, and we have settled or eliminated many of these old debts. We have moved to protect critical trademarks and assets, and re-instated the corporate good standing that had expired. We have completed the filing of overdue state payroll returns for several states, as well as IRS payroll tax reports and corporate tax filings, dating back to the year 2000. We are continuing to work with the IRS to settle back tax liabilities, and we have a small number of notes, options, and contracts that are still being resolved.

Status of Funding

We have rebuilt the company in a much more "lean and mean" style. Instead of building an organization of hundreds of employees to develop, market, and implement our systems around the globe, we are pursuing servicing agreements and alliances to have expert companies perform these functions on an as-needed basis. We have managed to sustain our forward progress through the implementation of a very strict fiscal discipline and cost containment policy, in addition to establishing mutually beneficial relationships and service agreements with expert partners. All compensation to employees, contractors, and alliance partners is based on positive performance and achievement of tangible results. These policies have kept us operational to this point, and will continue into the foreseeable future, resulting in reduced venture capital requirements and far less potential dilution from the issuance of common stock.

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Product Development, Implementation and Support

We are preparing to launch our highly anticipated, patent-protected next generation loyalty system software by year-end and will be ready to start a live pilot within another 90 days. The loyalty system will be initially offered in both Global Platform and MULTOS versions for maximum interoperability with other Europay, MasterCard, and Visa (EMV)-compliant applications. Of the $2,500,000 in software development resources committed by the Airos Group, we have used approximately $1,200,000 and will reach around $1,500,000 by product release. The remainder will be used to support the product rollout, and to add Release 2 features, while starting recurring revenues from Release 1.

While the market for smart card loyalty is in its infancy, we feel our "gateway" patents and innovative end-to-end loyalty system will play a key role in creating that market. The challenges for this industry include EMV deadlines facing payment card issuers, the uncertainties of new technologies, as well as the complexity of implementing them with multiple merchant terminal vendors, card manufacturers, card management systems, payment processors, and multiple application software vendors involved. There are new business models to be developed by the various components of this market, telecommunications and security issues to be resolved, all of which need to be integrated into the stream of commerce, and done so without disrupting the day-to-day business of our clients and their customers. This will be no small task for all involved, but we believe that we are uniquely positioned to play a key role.

SCTN will begin to earn usage-based revenues once we have completed software installation for the initial beta client, initial loyalty program implementation, program manager training, interface development to client legacy systems, and integration of the new procedures into the client's business process.

         Implementation and Integration Services

         We are pursuing outsourcing agreements with large, multi-national technical organizations to supply the technical resources to support the installation, implementation, and integration of our products around the globe. Instead of requiring funding for a massive expansion of personnel, we will simply sub-contract the work to their resources, and thereby create another SCTN revenue stream.

         Hosting Services

         We will offer hosting of Loyalty CentralTM and LoyaltyCentral.comTM at either the client's data center, or by SCTN at a large, outsourced data center. The latter arrangement will provide large clients massive capacity, continuous availability of processing services, and the highest level of security and fault tolerance, all without a massive SCTN capital investment.

Sales, Marketing, and Business Development

We have contracted a conglomerate that includes companies offering Rewards Programs, Rewards Fulfillment, Electronic Commerce, Customer Relationship Management, and many other services, including a world-class sales organization that will license SCTN products and patents and attempt to expand distribution channels worldwide. As our commission-only arrangement is based on minimum performance levels, the sales team is busy scheduling demonstrations of the loyalty system's capabilities to many excited prospective clients. MasterCard's technical due diligence on our products may be resumed soon. Smart card association ACT Canada is now assisting us in finding clients within their membership ranks. We are in licensing discussions with numerous major Banks and Retailers, a leading Gaming Company, major Transit and Telecommunications

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Companies, major Smart Chip and POS Industry leaders, and several CRM and
Loyalty-Consulting firms. IBM has indicated that, based on the settlement of old liabilities, they still have interest in revisiting potential joint marketing agreements.

Patent Licensing and Defense

Until the recent TranStar patent licensing contract, we have been largely unsuccessful in obtaining revenue from licensing the patents without the corresponding loyalty software products, and have not yet contracted a legal firm to represent us on a contingency basis in cases of potential patent infringement. However, with anticipated licensing revenues beginning upon imminent product completion, we expect significant progress in both patent licensing and legal representation.

Accounting and Financial Services

In addition to the agreement with CPA firm Marks & Devine for general accounting services, we have engaged an Outside Financial Expert as required by the Sarbanes-Oxley Act, to oversee the preparation of regulatory filings and the establishment of new internal financial controls.

Conclusion

Simply put, we are back in the game and stronger than ever. New investment capital can now be used to fuel growth through accelerating sustainable, profitable revenues by (1) increasing our capacity to support multiple large loyalty system implementations, (2) funding patent defense and expansion, and
(3) achieving liquidity through Nasdaq Bulletin Board trading status, based upon the progress in cleaning up old liabilities and reduction of operational expenses. Immediate, short-term investment capital will dramatically expedite these results and build shareholder value.

We believe that our new "lean and mean" partnering strategy, coupled with our strict financial policy, the pending delivery of our new products, the continuing reduction of our old liabilities, and the completion of our SEC filings to start getting us off the Pink Sheets and onto OTC: BB will all help bring in the money we need to achieve our goals. We understand that all investors would like to see more tangible results in the immediate future, and our Management Team, though small in number, is large in their work ethic, ability, motivation, drive and focus. It is the firm belief of the team that the desired results will be visible shortly.

Thank you for your continued support. Please "Log into My SCTN" from the www.sctn.com home page to update your contact information, send us comments, and access expanding investor content.


All of us at SCTN wish you and your families a very happy and healthy Holiday Season. Best regards and hopes for a much brighter future,



David J. Simon
Chairman and CEO
SCHIMATIC Cash Transactions Network,com, Inc.
Dba Smart Chip Technologies

Any statements contained in this letter that do not describe historical facts may constitute forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

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